UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Image Entertainment, Inc.

(Name of Registrant as Specified In Its Charter)
Lions Gate Entertainment Corp.

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On September 27, 2006, Lions Gate Entertainment Corp. issued a press release, a copy of which has been filed herewith as Exhibit 1.
IMPORTANT INFORMATION
LIONS GATE ENTERTAINMENT CORP. FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2006 AND DISSEMINATED COPIES TO IMAGE ENTERTAINMENT, INC.’S STOCKHOLDERS ON SEPTEMBER 12, 2006. YOU ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY LIONSGATE BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO LIONSGATE AND TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION AND THEIR DIRECT AND INDIRECT INTERESTS IN THE PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY SOLICITATION MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.
For additional information, please visit http://www.votetoimproveimage.com.
Neither Lions Gate Entertainment Corp. nor any of the other participants in this proxy solicitation has sought or obtained the consent of any third party to the use of any previously published information as proxy solicitation material.

Exhibit 1
INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS THAT
STOCKHOLDERS VOTE LIONSGATE’S BLUE PROXY CARD FOR NOMINEE
DUKE BRISTOW, PH.D AT THE IMAGE ENTERTAINMENT ANNUAL
MEETING AND NOT RETURN MANAGEMENT’S WHITE PROXY CARD
Lionsgate Asks Image Stockholders to Vote the BLUE Proxy Card for ALL SIX of
Its Independent Director Nominees
ISS Cites “The Need For Change” at Image Entertainment
SANTA MONICA, CA, and VANCOUVER, BC, September 27, 2006 — Lionsgate (NYSE: LGF) announced today that Institutional Shareholder Services (“ISS”), the leading independent proxy voting advisory service, has issued its analysis of the Image Entertainment (Nasdaq: DISK) proxy contest and recommends that Image stockholders vote their BLUE proxy card to elect Lionsgate nominee Duke Bristow, Ph.D to Image’s Board of Directors at the October 10, 2006 annual meeting of stockholders. ISS recommends that stockholders use Lionsgate’s BLUE proxy card to vote “FOR” Dr. Bristow and NOT sign or return Image’s white proxy card. Lionsgate continues to recommend that stockholders vote for ALL SIX of its nominees, who are highly qualified and truly independent, on Lionsgate’s BLUE proxy card.
In recommending Dr. Bristow, ISS noted the following:
•	”...it is clear that DISK has underperformed recently and appears to be hanging most of its hopes on the Relativity transaction and the monetization of its digital rights. Because both of these strategies have not yet generated quantifiable results, shareholders must be willing to have faith in the incumbents’ vision.”

•	“Unfortunately, the company has chosen to pursue a series of shareholder disenfranchising moves over the past year. The reincorporation into Delaware and staggered board implementation are not justifiable in our opinion, and the poison pill in its current form is shareholder unfriendly.”

•	“Even if the Relativity deal and the convertible private placement are justifiable from a strategic perspective, the timing of the transactions and their specific dilutive provisions raises questions about whether they were also seen by the incumbents as opportunities for entrenchment. Moreover, under ISS classifications, it appears that the DISK board may soon have fewer independent outsiders than insiders and affiliated outsiders. Finally, there is the open question as to how legitimate the current sales process is.”

•	”...on balance we conclude that the presence of Duke Bristow on the DISK board would likely prove beneficial to long-term shareholder value. The long-term financial, operational and recent governance performance of the company and Mr. Bristow’s background in corporate governance establish both the need for change and the dissident’s ability to effect change.”
Michael Burns, Vice Chairman of Lionsgate, commented on the ISS analysis: “We are pleased with ISS’ recommendation that Image stockholders vote FOR the election of Duke Bristow, Ph.D to Image’s Board of Directors, but are disappointed that ISS recommended withholding votes from Lionsgate’s five other nominees. Lionsgate continues to urge Image stockholders to vote for all six of our highly qualified director nominees in order to ensure that the entire Board is working in the best interests of all Image stockholders.
“Unlike the current conflicted and entrenched Board, our independent nominees will act in the best interests of all stockholders, including fairly reviewing any credible offer to acquire Image, and if they find that offer to be in the best interests of Image and its stockholders, they will present that offer to the Image stockholders in accordance with their fiduciary duties. We believe our candidates have the integrity, leadership and experience necessary to make a substantial and necessary positive impact on Image’s management and Board of Directors.”
To ensure stockholder representation on Image’s Board, Lionsgate asks Image stockholders to vote the BLUE PROXY CARD for all SIX of the Lionsgate’s highly qualified nominees.
Lionsgate considers the vote of all Image stockholders to be very important. Stockholders with questions about how to vote their shares, or who need additional copies of the Lionsgate’s definitive proxy statement or other information, should contact Lionsgate’s proxy solicitor, INNISFREE M&A INCORPORATED, at the following telephone numbers: Shareholders Call Toll-Free: (888) 750-5834; Banks and Brokers Call Collect: (212) 750-5833.
Additional information about Lionsgate’s efforts to seek representation on the Image Entertainment Board of Directors is available at www.votetoimproveimage.com.
About Lionsgate
Lionsgate is the leading independent filmed entertainment studio, winning this year’s Best Picture Academy Award ® for Crash, and the Company is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of more than 9,000 titles is a valuable source of recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
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Neither Lions Gate Entertainment Corp. nor any of the other participants in this proxy solicitation has sought or obtained the consent of any third party to the use of any previously published information as proxy solicitation material.
For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com

George Sard/Andrew Cole/Brooke Morganstein
Citigate Sard Verbinnen
212-687-8080